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                                                                    Exhibit 23-c

                          Independent Auditors' Consent

The Board of Directors
Taisil Electronic Materials Corporation

We consent to incorporation by reference in the registration statement (Nos. 33-96420 and 333-19159) on Form S-8 of MEMC Electronic Materials, Inc. of our report dated January 14, 1998, relating to the balance sheet of Taisil Electronic Materials Corporation as of December 31, 1997, and the statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of MEMC Electronic Materials, Inc.

                                         /s/ KPMG Peat Marwick

Taipei, Taiwan
March 23, 1998